EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

Stericycle Investor Relations 847-607-2012

Stericycle, Inc. Reports Results

For the First Quarter 2020

BANNOCKBURN, Ill., May 7, 2020 - Stericycle, Inc. (Nasdaq: SRCL) today reported results for the first quarter ended March 31, 2020.

Revenues for the quarter were $785.0 million, a decrease of 5.4% from $830.1 million in the first quarter of last year.  Revenues increased 2.4% excluding divestitures, foreign exchange and changes in sorted office paper (“SOP”) pricing.  Loss from operations in the quarter was $30.4 million, compared to loss from operations of $4.2 million in the first quarter of last year.  Excluding the impact of divestitures and goodwill impairment, income from operations was $27.9 million, an increase of $16.6 million from the first quarter of last year.  Net loss was $20.1 million, or $0.22 diluted loss per share, compared with net loss of $37.8 million, or $0.42 diluted loss per share, in the first quarter of last year.  Adjusted income from operations was $93.8 million, or 11.9% of revenues, compared with $105.0 million, or 12.6% of revenues in the first quarter of last year.  Adjusted diluted earnings per share was $0.52 compared to $0.57 in the 2019 comparable period.

KEY BUSINESS HIGHLIGHTS:

•

The Company delivered organic growth in the quarter, the first time since 2017, as it continues to drive results from its quality of revenue initiatives.  Growth in Regulated Waste and Compliance Services (“RWCS”) and Secure Information Destruction (“SID”), excluding the impact of SOP pricing, was 3.3% and 1.4%, respectively.

•

Cash flow from operations for the first quarter was $82.1 million, compared to $36.2 million for the first quarter of 2019. Free Cash Flow for the quarter was $42.5 million, compared to an outflow of $29.9 million in the first quarter of last year, an increase of $72.4 million.

•

Stericycle completed the divestiture of the Domestic Environmental Solutions business on April 6, 2020, for approximately $462.5 million in cash, achieving a significant milestone in its portfolio rationalization and debt reduction efforts.

•

Stericycle’s regulated medical waste transportation and treatment facilities are federally designated as essential facilities and remain open to provide safe, compliant disposal of medical waste to healthcare customers.

“In the face of these unprecedented times, we are proud of our team members who stand among the essential service providers to support the fight against COVID-19.  Across the country and around the globe, our regulated medical waste operations continue to support the critical needs of the healthcare industry,” said Cindy J. Miller, Chief Executive Officer.  “As a partner to the healthcare industry, we will continue to provide leadership  with specialized services for emerging healthcare demands, educational resources from our Coronavirus Knowledge Center, and safe, compliant medical waste treatment.  Now more than ever we are demonstrating the value of our brand and our commitment to protect what matters.”

“Specific to the quarter, we were ahead of our internal financial plans through January and February, which enabled us to deliver another consecutive quarter of organic revenue growth in our core regulated medical waste and secure information destruction services.  Additionally, we delivered Free Cash Flow for the quarter that exceeded our expectations,” Miller added. “We started to see the business impact of the economic shut-down due to COVID-19 during March, primarily in our secure information destruction services.  To manage costs in alignment with revenues, we have leveraged a centralized, disciplined and operationally-focused approach to reduce or defer operating and capital expenditures.”

FIRST QUARTER FINANCIAL RESULTS

U.S. Generally Accepted Accounting Principles (GAAP) Results

•

Revenues for the quarter ended March 31, 2020, were $785.0 million, compared to $830.1 million in the first quarter of last year.  The decline was due to divestitures, which reduced revenues by $38.4 million, and macroeconomic factors of SOP pricing and foreign exchange rates, which reduced revenues by $16.4 million and $10.5 million, respectively.  Organic revenue growth for RWCS, SID, excluding SOP pricing impact, and Manufacturing and Industrial (“M&I”) was 3.3%, 1.4%, and 2.2% respectively.

•

Loss from operations in the quarter was $30.4 million, compared to loss from operations of $4.2 million in the first quarter of last year.  Excluding the impact of divestitures and goodwill impairment, income from operations was $27.9 million, an increase of $16.6 million from the first quarter of last year. This improvement was the result of lower selling, general and administrative expenses (“SG&A”) primarily related to reduced consulting and professional fees for litigation, compliance and material weakness remediation of $27.1 million, plus margin improvement of $4.2 million, partially offset by the SOP pricing impact of $16.4 million.

•

Net loss was $20.1 million, or $0.22 diluted loss per share, compared with $37.8 million, or $0.42 diluted loss per share, in the first quarter of last year.  This reflects the previously highlighted significant charges and operational items, as well as a tax benefit related to the U.S. CARES Act of $39.4 million, which primary relates to our ability to now carryback Net Operating Losses to prior years that had higher tax rates.  Additionally, there was lower interest expense of $2.6 million due to lower debt balances and reduced interest rates.

•

Cash flow from operations for the first quarter was $82.1 million, compared to $36.2 million for the first quarter of 2019.  The current quarter primarily reflects lower payments for annual incentive compensation of $19.0 million, accounts payable timing of $10.5 million, and prepaid software of $8.0 million compared to the prior year.

•

Cash paid for capital expenditures for the first quarter was $39.6 million as compared to $66.1 million in the first quarter of 2019, primarily driven by timing of investments in the ERP implementation and lower capital expenditures due to disciplined capital management.

Non-GAAP Results

•

Adjusted income from operations was $93.8 million, compared to $105.0 million in the first quarter of last year.  The decrease was driven by SOP pricing of $16.4 million, which was partially offset by margin improvement of $4.2 million.

•

Adjusted diluted earnings per share was $0.52, compared to $0.57 in the first quarter of last year, primarily due to lower SOP pricing, which was partially offset by margin improvement, a lower Adjusted effective tax rate and related tax expense and lower interest expense.

•

Free Cash Flow for the quarter was $42.5 million, compared to an outflow of $29.9 million in the first quarter of last year, an increase of $72.4 million, as a result of improved cash flow from operations and lower capital expenditures as described above.

NON-GAAP FINANCIAL MEASURES

Non-GAAP financial measures are reconciled to the most comparable U.S. GAAP measures in the schedules attached hereto.

RECENT EVENTS

On April 6, 2020, Stericycle completed the divestiture of the Domestic Environmental Solutions business to Harsco Corporation (NYSE: HSC) for approximately $462.5 million in cash.  Stericycle will continue to offer unused consumer pharmaceutical take-back services and provide hazardous waste services to healthcare customers.  Harsco will provide transportation and disposal services to Stericycle under a long-term service agreement.  Stericycle applied net proceeds from the divestiture to pay down outstanding debt.

The Company is appreciative of government efforts to stimulate the economy and expects positive impacts to cash flow from operations as a result of the U.S. CARES Act.  Similar tax concessions and other stimulus measures have been granted either before or after March 31, 2020 by certain foreign and U.S. state jurisdictions which the Company continues to evaluate.  The Company anticipates cash refunds under certain provisions of the U.S. CARES Act to be approximately $100 million in 2020.  Additionally, the Company anticipates deferring payments associated with employer-related payroll taxes of approximately $20 million and is pursuing credits in 2020 under the U.S. CARES Act. Internationally, the Company is actively pursuing payment deferrals or credits under the various programs for indirect tax and social matters.

FINANCIAL GUIDANCE

Given the magnitude and duration of the uncertain economic outlook in light of the COVID-19 pandemic, Stericycle today announced that it is withdrawing financial guidance for the full-year 2020.

CONFERENCE CALL INFORMATION

Stericycle is holding its first quarter earnings conference call on Thursday, May 7, 2020, at 8:00 a.m. central time.  Dial (888) 317-6003 in the U.S., (866) 605-3851 in Canada, or (412) 317-6061 if outside the U.S./Canada at least 10 minutes before the call begins.  Upon dialing the number, you will be prompted to enter the Elite Entry Number 1018395.  Presentation materials will be posted prior to the conference call at http://investors.stericycle.com.  To listen to the webcast via the internet or access an audio replay of the call, visit http://investors.stericycle.com.

ABOUT STERICYCLE

Stericycle, Inc., (Nasdaq: SRCL) is a U.S. based business-to-business services company and leading provider of compliance-based solutions that protect people and brands, promote health and safeguard the environment.  Stericycle serves customers in the U.S. and 18 countries worldwide with solutions for regulated medical waste management, secure information destruction, compliance, customer contact, and brand protection.  For more information about Stericycle, please visit www.stericycle.com.

SAFE HARBOR STATEMENT

This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  When we use words such as “believes,” “expects,” “anticipates,” “estimates” “may,” “plan,” “will,” “goal” or similar expressions, we are making forward-looking statements.  Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of our management about future events and are therefore subject to risks and uncertainties, which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Factors that could cause such differences include, among others, developments in the COVID-19 pandemic and the resulting impact on the results of operations, precautions we have taken to safeguard the health and safety of our employees which may make certain of our business processes less efficient, measures taken by governmental authorities to prevent the spread of COVID-19 which could disrupt our supply chain, result in disruptions in transportation services and restrictions on the ability of our employees to travel, result in temporary closure of our facilities or the facilities of our customers and suppliers, affect the volume of paper processed by our secure information destruction business and the revenue generated from the sale of SOP, disruptions in our relationships with our employees as a result of certain cost-saving measures, an economic slowdown in the U.S. and other countries resulting from the outbreak of COVID-19, SOP pricing volatility, foreign exchange rate volatility in the jurisdictions in which we operate, the volume and size of any recall events, changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, the level of government enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, decreases in the volume of regulated wastes or personal and confidential information collected from customers, the ability to implement our ERP system, charges related to portfolio rationalization or the failure of divestitures to achieve the desired results, failure to consummate transactions with respect to non-core businesses, the obligations to service substantial indebtedness and comply with the covenants and restrictions contained in our credit agreements and notes, a downgrade in our credit rating resulting in an increase in interest expense, political, economic, inflationary and other risks related to our foreign operations, the outcome of pending or future litigation or investigations including with respect to the U.S. Foreign Corrupt Practices Act, changing market conditions in the healthcare industry, competition and demand for services in the regulated waste and secure information destruction industries, failure to maintain an effective system of internal control over financial reporting, delays or failures in implementing remediation efforts with respect to existing or future material weaknesses, disruptions in or attacks on information technology systems, as well as other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Forms 10-Q. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We disclaim any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

STERICYCLE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(In millions, except per share data)

	Three Months Ended March 31,
	2020	% of Revenue	2019	% of Revenue	% Change
Revenues	$785.0	100.0%	$830.1	100.0%	(5.4%)
Cost of revenues	498.4	63.5%	533.0	64.2%	(6.5%)
Gross profit	286.6	36.5%	297.1	35.8%	(3.5%)
Selling, general and administrative expenses	258.7	33.0%	285.8	34.4%	(9.5%)
Divestiture losses (gains), net	58.3	7.4%	(5.4)	-0.7%	nm
Goodwill impairment	-	0.0%	20.9	2.5%	(100.0%)
Loss from operations	(30.4)	-3.9%	(4.2)	-0.5%	nm
Interest expense, net	(25.0)	-3.2%	(27.6)	-3.3%	(9.4%)
Other expense, net	(2.9)	-0.4%	(2.2)	-0.3%	31.8%
Loss before income taxes	(58.3)	-7.4%	(34.0)	-4.1%	71.5%
Income tax benefit (expense)	38.4	4.9%	(3.6)	-0.4%	nm
Net loss	(19.9)	-2.5%	(37.6)	-4.5%	(47.1%)
Net income attributable to noncontrolling interests	(0.2)	0.0%	(0.2)	0.0%	–
Net loss attributable to Stericycle, Inc. common shareholders	$(20.1)	-2.6%	$(37.8)	-4.6%	(46.8%)
Loss per common share attributable to Stericycle, Inc. common shareholders:
Basic	$(0.22)		$(0.42)		(47.6%)
Diluted	$(0.22)		$(0.42)		(47.6%)
Weighted average number of common shares outstanding:
Basic	91.3		90.7
Diluted	91.3		90.7

nm - percentage change not meaningful

UNAUDITED STATISTICS - U.S. GAAP AND ADJUSTED MEASURES
(In millions, except per share data)

	Three Months Ended March 31,
	2020		2019
		% of Revenue		% of Revenue
Statistics - U.S. GAAP
Effective tax rate	65.9%		(10.7%)
Statistics - Adjusted (1)
Adjusted gross profit	$286.6	36.5%	$300.7	36.2%
Adjusted selling, general and administrative expenses	$192.8	24.6%	$195.7	23.6%
Adjusted income from operations	$93.8	11.9%	$105.0	12.6%
Adjusted net income attributable to common shareholders	$47.1	6.0%	$51.6	6.2%
Adjusted effective tax rate	28.4%		32.4%
Adjusted diluted earnings per share	$0.52		$0.57
Adjusted diluted shares outstanding	91.5		90.8

(1)

Adjusted financial measures are Non-GAAP measures and exclude adjusting items as described and reconciled to comparable U.S. GAAP financial measures in the Reconciliation of U.S. GAAP to Non-GAAP Financial Measures contained in this Press Release.

STERICYCLE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	March 31, 2020	December 31, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$36.0	$34.7
Accounts receivable, net	418.0	544.3
Prepaid expenses	151.5	60.7
Other current assets	46.6	66.9
Assets held-for-sale	551.1	-
Total Current Assets	1,203.2	706.6
Property, plant and equipment, net	727.6	798.5
Operating lease right-of-use assets	385.1	435.0
Goodwill	2,782.2	2,982.2
Intangible assets, net	1,188.6	1,422.4
Other assets	66.5	92.3
Total Assets	$6,353.2	$6,437.0

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$101.4	$103.1
Bank overdrafts	2.8	1.9
Accounts payable	203.6	220.1
Accrued liabilities	242.4	296.6
Operating lease liabilities	82.0	94.8
Other current liabilities	41.8	40.4
Liabilities held-for-sale	144.5	-
Total Current Liabilities	818.5	756.9

Long-term debt, net	2,518.8	2,559.3
Long-term operating lease liabilities	319.6	356.1
Deferred income taxes	334.7	295.1
Long-term taxes payable	45.9	70.7
Other liabilities	35.5	64.2
Total Liabilities	4,073.0	4,102.3

Commitments and contingencies

Equity:
Common stock	0.9	0.9
Additional paid-in capital	1,212.7	1,205.7
Retained earnings	1,419.8	1,442.4
Accumulated other comprehensive loss	(357.2)	(318.1)
Total Stericycle, Inc.’s Equity	2,276.2	2,330.9
Noncontrolling interests	4.0	3.8
Total Equity	2,280.2	2,334.7
Total Liabilities and Equity	$6,353.2	$6,437.0

STERICYCLE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended March 31,
	2020	2019
OPERATING ACTIVITIES:
Net loss	$(19.9)	$(37.6)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	28.0	31.8
Intangible amortization	31.9	37.8
Stock-based compensation expense	5.1	4.3
Deferred income taxes	(0.4)	7.3
Goodwill impairment	-	20.9
Divestiture losses (gains), net	58.3	(5.4)
Asset impairments, loss (gain) on disposal of property plant and equipment and other charges	3.9	3.4
Other, net	0.1	(0.4)
Changes in operating assets and liabilities, net of the effects of acquisitions, held-for-sale reclassifications and divestitures:
Accounts receivable	(1.2)	(2.2)
Prepaid expenses	(32.7)	(11.7)
Accounts payable	9.3	(1.2)
Accrued liabilities	(7.7)	(18.4)
Other assets and liabilities	7.4	7.6
Net cash from operating activities	82.1	36.2
INVESTING ACTIVITIES:
Capital expenditures	(39.6)	(66.1)
Payments for acquisitions, net of cash acquired	-	(0.3)
Proceeds from divestitures of businesses	-	13.6
Other, net	(0.5)	0.5
Net cash from investing activities	(40.1)	(52.3)
FINANCING ACTIVITIES:
Repayments of long-term debt and other obligations	(6.7)	(6.8)
(Repayments of) proceeds from foreign bank debt, net	(2.6)	5.5
Repayments of term loan	(43.8)	(11.9)
Net proceeds from senior credit facility	16.2	51.9
Proceeds from (repayments of) bank overdrafts, net	1.2	(6.9)
Payments of capital lease obligations	(1.3)	(0.8)
Payments of debt issuance costs	(1.4)	-
Proceeds from issuance of common stock, net of (payments of) taxes from withheld shares	(1.2)	0.3
Net cash from financing activities	(39.6)	31.3
Effect of exchange rate changes on cash and cash equivalents	(1.1)	(1.3)
Net change in cash and cash equivalents	1.3	13.9
Cash and cash equivalents at beginning of period	34.7	34.3
Cash and cash equivalents at end of period	$36.0	$48.2

SUPPLEMENTAL CASH FLOW INFORMATION:
Net issuances of obligations for acquisitions	$-	$0.3
Capital expenditures in accounts payable	$33.1	$16.9
Interest paid during the period, net of capitalized interest	$35.6	$21.7
Income taxes paid during the period, net of refunds	$0.4	$0.5
Free Cash Flow (1)	$42.5	$(29.9)

(1)	Free Cash Flow is calculated as Net cash flow from operating activities less Capital expenditures.

Table 1–A: REVENUES CHANGES BY SERVICE AND GEOGRAPHY (UNAUDITED) –

THREE MONTHS ENDED MARCH 31, 2020

	Three Months Ended March 31,
	In millions				Components of Change (%)
					Organic
	2020	2019	Change ($)	Change (%)	SOP Related	Other	Divestitures	Foreign Exchange(1)
Revenues by Service
Regulated Waste and Compliance Services (2)	$467.3	$469.2	$(1.9)	(0.4%)	–	3.3%	(2.1%)	(1.6%)
Secure Information Destruction Services	218.1	232.0	(13.9)	(6.0%)	(7.1%)	1.4%	–	(0.3%)
Communication and Related Services (3)	33.6	61.2	(27.6)	(45.1%)	–	(0.5%)	(44.4%)	(0.2%)
Manufacturing and Industrial Services (2)	66.0	67.7	(1.7)	(2.5%)	–	2.2%	(1.9%)	(2.8%)
Total Revenues	$785.0	$830.1	$(45.1)	(5.4%)	(2.0%)	2.4%	(4.6%)	(1.3%)

Revenues by Segment
North America	$627.5	$631.5	$(4.0)	(0.6%)	(2.2%)	1.6%	–	(0.0%)
International	130.4	148.6	(18.2)	(12.2%)	(1.8%)	5.9%	(9.4%)	(6.9%)
All Other	27.1	50.0	(22.9)	(45.8%)	–	3.0%	(48.8%)	–
Total Revenues	$785.0	$830.1	$(45.1)	(5.4%)	(2.0%)	2.4%	(4.6%)	(1.3%)

See footnote descriptions below Table 1 – B.

Table 1–B: DISAGGREGATED REVENUES CHANGE (UNAUDITED)

(In millions)
Three Months Ended March 31, 2020
Organic - SOP Related	$(16.4)
Organic - Other	20.2
Total Organic	3.8
Divestitures	(38.4)
Foreign exchange	(10.5)
Total Change	$(45.1)
(1)

The comparisons at constant currency rates (foreign exchange) reflect comparative local currency balances at prior period’s foreign exchange rates.  Stericycle calculated these percentages by taking current period reported Revenues less the respective prior period reported Revenues, divided by the prior period reported Revenues, all at the respective prior period’s foreign exchange rates.  This measure provides information on the change in Revenues assuming that foreign currency exchange rates have not changed between the prior and the current period.  Management believes the use of this measure aids in the understanding of changes in Revenues without the impact of foreign currency.

(2)	For the three months ended March 31, 2020 and 2019, RWCS revenues include Hazardous Waste Solutions of $79.6 million and $71.7 million, respectively.

For the three months ended March 31, 2019, RWCS and M&I revenues include $6.8 million and $4.4 million, respectively, associated with Chile and Mexico operations, which were divested in 2019.

(3)

For the three months ended March 31, 2020 and 2019, CRS revenues include Communication Services of $14.2 million and $41.7 million, respectively, and Expert Solutions of $19.4 million and $19.5 million, respectively.

For the three months ended March 31, 2019, CRS revenues include $27.2 million associated with North America telephone answering service (“TAS”), retail pharmaceutical returns service, and UK texting business which were divested in 2019.

RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Table 2-A: THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(In millions, except per share data)
	Three Months Ended March 31, 2020
	Gross Profit	Selling, General and Administrative Expenses	(Loss) Income from Operations (b)	Net (Loss) Income Attributable to Common Shareholders (c)	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$286.6	$258.7	$(30.4)	$(20.1)	$(0.22)
Adjustments:
Business Transformation (1)	-	(18.0)	18.0	13.4	0.15
Intangible Amortization (2)	-	(31.9)	31.9	24.0	0.26
Acquisition and Integration (3)	-	-	-	-	-
Operational Optimization (4)	-	-	-	-	-
Divestitures (including Divestiture Losses (Gains), net) (5)	-	(3.0)	61.3	59.1	0.65
Litigation, Settlements and Regulatory Compliance (6)	-	(4.4)	4.4	3.3	0.04
Asset Impairments (7)	-	(4.0)	4.0	2.9	0.03
Goodwill Impairment (8)	-	-	-	-	-
Other (9)	-	(4.6)	4.6	3.9	0.04
U.S. CARES Act (10)	-	-	-	(39.4)	(0.43)
Total Adjustments	-	(65.9)	124.2	67.2	0.74
Adjusted Financial Measures (a)	$286.6	$192.8	$93.8	$47.1	$0.52

(In millions, except per share data)
	Three Months Ended March 31, 2019
	Gross Profit	Selling, General and Administrative Expenses	(Loss) Income from Operations (b)	Net (Loss) Income Attributable to Common Shareholders (c)	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$297.1	$285.8	$(4.2)	$(37.8)	$(0.42)
Adjustments:
Business Transformation (1)	-	(20.5)	20.5	15.8	0.17
Intangible Amortization (2)	-	(37.8)	37.8	28.9	0.32
Acquisition and Integration (3)	-	(1.9)	1.9	1.5	0.02
Operational Optimization (4)	2.0	(1.6)	3.6	3.0	0.03
Divestitures (including Divestiture Losses (Gains), net) (5)	-	(2.6)	(2.8)	(3.5)	(0.04)
Litigation, Settlements and Regulatory Compliance (6)	-	(9.8)	9.8	8.7	0.10
Asset Impairments (7)	1.6	-	1.6	1.1	0.01
Goodwill Impairment (8)	-	-	20.9	20.9	0.23
Other (9)	-	(15.9)	15.9	13.0	0.15
U.S. CARES Act (10)	-	-	-	-	-
Total Adjustments	3.6	(90.1)	109.2	89.4	0.99
Adjusted Financial Measures (a)	$300.7	$195.7	$105.0	$51.6	$0.57

(In millions, except per share data)
	Q1 2020 Change Compared to Q1 2019
	Gross Profit	Selling, General and Administrative Expenses	(Loss) Income from Operations	Net (Loss) Income Attributable to Common Shareholders	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$(10.5)	$(27.1)	$(26.2)	$17.7	$0.20
Adjustments:
Business Transformation	-	2.5	(2.5)	(2.4)	(0.02)
Intangible Amortization	-	5.9	(5.9)	(4.9)	(0.06)
Acquisition and Integration	-	1.9	(1.9)	(1.5)	(0.02)
Operational Optimization	(2.0)	1.6	(3.6)	(3.0)	(0.03)
Divestitures (including Divestiture Losses (Gains), net)	-	(0.4)	64.1	62.6	0.69
Litigation, Settlements and Regulatory Compliance	-	5.4	(5.4)	(5.4)	(0.06)
Asset Impairments	(1.6)	(4.0)	2.4	1.8	0.02
Goodwill Impairment	-	-	(20.9)	(20.9)	(0.23)
Other	-	11.3	(11.3)	(9.1)	(0.11)
U.S. CARES Act	-	-	-	(39.4)	(0.43)
Total Adjustments	(3.6)	24.2	15.0	(22.2)	(0.25)
Adjusted Financial Measures	$(14.1)	$(2.9)	$(11.2)	$(4.5)	$(0.05)

The following table provides pre-tax adjustments categorized as follows:

(In millions)
	Three Months Ended March 31,
	2020	2019
Non-Cash Related	$51.5	$19.1
Cash Related	40.8	52.3
Intangible Amortization	31.9	37.8
Total	$124.2	$109.2

For the three months ended March 31, 2020 and 2019, Loss from operations was $30.4 million and $4.2 million, respectively, on a U.S. GAAP basis, and Income from operations was $27.9 million and $11.3 million, excluding the impact of Divestiture losses (gains), net and Goodwill impairment.

Non-cash related adjustments include the following:

(In millions)
	Three Months Ended March 31, 2020
	Impairments of Property Plant and Equipment	Impairments of Intangibles	Goodwill Impairment	Divestiture Losses (Gains), net	Total
Adjustments:
Operational Optimization (4)	$-	$-	$-	$-	$-
Divestiture Losses (Gains), net (5)	-	-	-	47.5	47.5
Asset Impairments (7)	-	4.0	-	-	4.0
Goodwill Impairment (8)	-	-	-	-	-
Total Non-Cash Charges	$-	$4.0	$-	$47.5	$51.5

(In millions)
	Three Months Ended March 31, 2019
	Impairments of Property Plant and Equipment	Impairments of Intangibles	Goodwill Impairment	Divestiture Losses (Gains), net	Total
Adjustments:
Operational Optimization (4)	$2.0	$-	$-	$-	$2.0
Divestiture Losses (Gains), net (5)	-	-	-	(5.4)	(5.4)
Asset Impairments (7)	1.6	-	-	-	1.6
Goodwill Impairment (8)	-	-	20.9	-	20.9
Total Non-Cash Charges	$3.6	$-	$20.9	$(5.4)	$19.1

U.S. GAAP results for the three months ended March 31, 2020 and 2019 include:

(1) Business Transformation: In 2020, Selling, general and administrative expenses (“SG&A”) includes $18.0 million of expenses related to our ERP implementation, of which $10.4 million related to consulting and professional fees, $2.6 million related to software usage/maintenance fees, $3.6 million related to internal costs, and $1.4 million of other related costs.  In 2019, SG&A includes $2.0 million of expenses related to investments in cost savings and business capabilities, of which $0.4 million related to consulting and professional fees, $0.3 million related to internal costs, and $1.3 million of other related expenses; $13.3 million related to our ERP implementation, of which $6.5 million related to consulting and professional fees, $4.3 million related to software usage/maintenance fees, $1.9 million related to internal costs, and $0.5 million of other related costs; and $5.3 million of exit costs – employee termination.

(2) Intangible Amortization: Intangible amortization expense from acquisitions.

(3) Acquisition and Integration: There were no acquisitions in the first quarter of 2020.  In 2019, SG&A includes $1.8 million of acquisition expenses and $0.1 million of integration expenses related to acquisitions completed in the U.S.  During the first quarter of 2019, we completed 1 acquisition.

(4) Operational Optimization: In 2019, Cost of revenues (“COR”) includes a $2.0 million non-cash impairment charge related to long-lived assets in our North America reportable segment; SG&A includes $1.6 million mostly related to site closure costs in Latin America.

(5) Divestitures (including Divestiture Losses (Gains), net): 2020 includes a $58.3 million impairment related to the divestiture of the Domestic Environmental Solutions business (inclusive of $10.8 million of related deal costs) and $3.0 million in SG&A for consulting and professional fees associated with our Portfolio Rationalization efforts.  2019 includes a $5.4 million gain on divestiture of a business in the U.K. and $2.6 million in SG&A for consulting and professional fees associated with our Portfolio Rationalization efforts.

(6) Litigation, Settlements, and Regulatory Compliance: In 2020 and 2019, SG&A includes $4.4 million and $9.8 million, respectively, in regulatory compliance, consulting and professional fees related to certain litigation matters.

(7) Asset Impairments: In 2020, SG&A includes $4.0 million of non-cash impairment charges related to intangible assets in our Domestic CRS reporting unit as a result of a discontinuation of a certain service line.  In 2019, COR includes $1.6 million related to software non-cash impairment charges as a result of rationalization of applications primarily in our Domestic CRS reporting unit.

(8) Goodwill Impairment: In 2019, we recorded non-cash goodwill impairment charges of $20.9 million related to our Latin America reporting unit.

(9) Other: In 2020 and 2019, SG&A includes $4.6 million and $15.9 million, respectively, of consulting and professional fees related to internal control remediation activities as well as the implementation of new accounting standards.  In 2020 and 2019, Other expense, net includes a foreign exchange loss of $0.4 million and $1.1 million, respectively, related to the re-measurement of net monetary assets held in Argentina as a result of its designation as a highly inflationary economy.

(10) U.S. CARES Act: In 2020, we recorded a $39.4 million tax benefit related to the U.S. CARES Act related to our ability to carryback net operating losses to prior years that had higher tax rates.

(a) The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release.  Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain adjusting items, allowing better evaluation of underlying business performance and better period-to-period comparability.  Additionally, the Company uses such Non-GAAP financial measures in evaluating business unit and management performance.  All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to or calculated in the same manner as Non-GAAP financial measures published by other companies.

(b) (Loss) Income from Operations and Adjusted Income from Operations provide the basis for other financial measures.

(c) Under the Net (Loss) Income Attributable to Common Shareholders column, adjustments are shown net of tax in aggregate of $57.3 million and $20.9 million for the three months ended March 31, 2020 and 2019, respectively, based on applying the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis.